UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2010 (December 30, 2009)

Rex Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

476 Rolling Ridge Drive, Suite 300

State College, Pennsylvania 16801

(Address of Principal Executive Office and Zip Code)

(814) 278-7267

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 30, 2009, PennTex Resources Illinois, Inc., PennTex Resources, L.P., Rex Energy IV, LLC, and Rex Energy I, LLC (each a direct or indirect wholly owned subsidiary of Rex Energy Corporation, and collectively, the “Suppliers”) entered into a Master Crude Purchase Agreement (the “Agreement”) with CountryMark Cooperative, LLP (“CountryMark”). The Agreement is effective as of January 1, 2010 and will replace in its entirety the existing letter agreement currently in place between Rex Energy Corporation and CountryMark regarding crude oil purchases, which letter agreement will be terminated as of January 1, 2010.

Under the terms of the Agreement, the Suppliers will each sell, supply and deliver to CountryMark, and CountryMark will receive and purchase from the Suppliers, crude oil pursuant to purchase and sale order confirmations that CountryMark and the applicable Supplier or Suppliers may enter into from time to time (each, a “Confirmation”). Until a Supplier and CountryMark enter into a Confirmation, neither party will be under an obligation to purchase or sell any crude oil. Each Confirmation is to evidence a binding agreement between the applicable Supplier or Suppliers and CountryMark. Under the terms of the Agreement, at least 120 days prior to the beginning of each calendar year, CountryMark is to provide written notice to each Supplier stating the quantity, specifications and crude price for the crude oil that CountryMark wishes to purchase from the Suppliers for the upcoming term commencing on January 1 of such year. If these terms and conditions are acceptable to the applicable Supplier or Suppliers, CountryMark and the applicable Supplier or Suppliers may enter into a Confirmation setting forth this agreement. Each Confirmation will also set forth the price to be paid by CountryMark to the Supplier or Suppliers for each barrel of oil sold to CountryMark during the term of such Confirmation and the oil and gas leases from which the Supplier or Suppliers will sell to CountryMark all crude oil produced and trucked during the term of the Confirmation. The term of the Agreement commences on January 1, 2010 and will terminate on January 1, 2011, provided that the term will automatically be extended for additional one-year terms unless, prior to October 1 of each year, either party gives written notice to the other. The form of Confirmation is included as an exhibit to the Agreement.

In connection with the execution of the Agreement, the Suppliers and CountryMark entered into Confirmation Number 1 for the period commencing on January 1, 2010 and ending on December 31, 2010 (the “2010 Confirmation”). Pursuant to the 2010 Confirmation, CountryMark agreed to purchase all crude oil produced by Suppliers from lands covered by the oil and gas leases set forth on Exhibit A to the 2010 Confirmation. The oil and gas leases set forth on Exhibit A to the 2010 Confirmation constitute all of Suppliers’ oil and gas leases covering lands in the Illinois Basin. The 2010 Confirmation is incorporated into and made a part of the Agreement.

The foregoing description of the Agreement and the 2010 Confirmation is qualified in its entirety by reference to the Agreement and the 2010 Confirmation, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and which are incorporated herein by reference. Portions of the attached Agreement and the 2010 Confirmation have been redacted pursuant to the Company’s request for confidential treatment filed with the Securities and Exchange Commission.

Item 1.02	Termination of a Material Definitive Agreement.

The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 1.02 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title

10.1*	Master Crude Purchase Agreement by and among certain direct and indirect wholly owned subsidiaries of Rex Energy Corporation and CountryMark Cooperative, dated December 30, 2009.

10.2*	Confirmation No. 1 under Master Crude Purchase Agreement by and among certain direct and indirect wholly owned subsidiaries of Rex Energy Corporation and CountryMark Cooperative, dated December 30, 2009, for period commencing on January 1, 2010 through December 31, 2010.

*	Portions of this exhibit are subject to a request for confidential treatment and have been redacted and filed separately with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

By:	/S/ BENJAMIN W. HULBURT
Benjamin W. Hulburt
President and Chief Executive Officer

Date: January 5, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit Title

10.1*	Master Crude Purchase Agreement by and among certain direct and indirect wholly owned subsidiaries of Rex Energy Corporation and CountryMark Cooperative, dated December 30, 2009.

10.2*	Confirmation No. 1 under Master Crude Purchase Agreement by and among certain direct and indirect wholly owned subsidiaries of Rex Energy Corporation and CountryMark Cooperative, dated December 30, 2009, for period commencing on January 1, 2010 through December 31, 2010.

*	Portions of this exhibit are subject to a request for confidential treatment and have been redacted and filed separately with the Securities and Exchange Commission.